Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Gorilla Technology Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Ordinary Shares, $0.0001 par value per share	457(h), 457(c)	10,000,000	(2)	$0.699	(4)	$6,990,000	0.00014760	$1,031.72
Fees to be Paid	Equity	Ordinary Shares, $0.0001 par value per share	457(h)	518,793	(3)	$1.17	(5)	$606,987.81	0.00014760	$89.59
Carry Forward Securities
	Total Offering Amounts							$7,596,987.81
	Total Fee Offsets
	Net Fee Due									$1,121.31

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers any additional securities that may be offered or become issuable pursuant to the plans described herein in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding ordinary shares, $0.0001 par value per share (“Ordinary Shares”).

(2)	Represents Ordinary Shares reserved for issuance under the Gorilla Technology Group Inc. 2023 Omnibus Incentive Plan as of the date of this Registration Statement.

(3)	Represents Ordinary Shares reserved for issuance pursuant to options outstanding under the Gorilla Technology Group Inc. Employee Stock Option Program (the “ESOP”).

(4)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purposes of calculating the registration fee on the basis of $0.699 per share, which is based on the average of the high and low prices of the Registrant’s Ordinary Shares as reported on the Nasdaq Capital Market on November 24, 2023.

(5)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purposes of calculating the registration fee on the basis of $1.17 per share, the weighted-average exercise price of the options outstanding under the ESOP as of the date of this Registration Statement.